UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2008

WEST CANYON ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-130673
(Commission File Number)

20-8756823
(IRS Employer Identification No.)

20333 State Highway 249, Suite 200 – 113, Houston, TX 77070-26133
(Address of principal executive offices and Zip Code)

(281) 378-1563
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 16, 2008 we entered into an Assignment of Farmout Interest agreement between our company and Cobra Oil & Gas Company regarding the change in ownership of the Farmout Agreement dated February 1, 2008 between our company and Transco Oil & Gas Inc. and the 25% interest in the North Semitropic Prospect that we held as a result of that Farmout Agreement.

We assigned the Farmout Agreement and the 25% interest in the North Semitropic Prospect located in Kern County, California to Cobra Oil & Gas Inc. along with all rights, benefits and obligations stated therein. The consideration paid by Cobra for the assignment was the sum of $34,000.

Item 9.01	Financial Statements and Exhibits.

10.1	Assignment of Farmout Interest dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CANYON ENERGY CORP.

/s/ Fred Zaziski
Fred Zaziski
President

Date: June 26, 2008